UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TENZING ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TENZING ACQUISITION CORP.
250 West 55th Street

New York, New York 10019

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF

SHAREHOLDERS TO BE HELD ON SEPTEMBER 24, 2020

The following information in the form of a press release supplements and relates to the proxy statement (the “Extension Proxy Statement”) that was mailed by Tenzing Acquisition Corp. (“Tenzing” or the “Company”) to its shareholders in connection with Tenzing’s Special Meeting of Shareholders to be held on September 24, 2020 to approve an extension of time in which Tenzing must complete its initial business combination or liquidate the trust account that holds the proceeds of the Company’s initial public offering (the “Extension”). This supplement is being filed with the SEC and is being made available to shareholders on or about September 14, 2020. This supplement should be read in conjunction with the Extension Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) and furnished to shareholders on or about September 9, 2020.

Tenzing Acquisition Corp. and Reviva Pharmaceuticals, Inc.
Announce Recruitment of Les Funtleyder as Director

NEW YORK, NY, September 14, 2020 (BUSINESS WIRE) -- Tenzing Acquisition Corp., a special purpose acquisition company incorporated in the British Virgin Islands (“Tenzing”) (NASDAQ: TZAC), and Reviva Pharmaceuticals, Inc., a Delaware corporation (“Reviva”) and a California-based clinical stage pharmaceutical company developing therapies that address unmet medical needs in the areas of central nervous system, cardiovascular, metabolic, and inflammatory diseases, announced today that Mr. Les Funtleyder will join the Board of Directors of the combined public company following the completion of Tenzing’s proposed business combination (the “Business Combination”) with Reviva, subject to the approval of his election by Tenzing’s shareholders at the special meeting of Tenzing’s shareholders that will be held to approve the Business Combination and related matters.

Mr. Funtleyder is a Healthcare Portfolio Manager at E Squared, where he is responsible for conducting fundamental and valuation analysis of public and private companies within the healthcare industry. Prior to E Squared, Mr. Funtleyder was the Director of Strategic Investments for Opko Health. Mr. Funtleyder was a portfolio manager for the Miller Tabak Health Care Transformation Fund. He joined Miller Tabak after managing a healthcare portfolio for Provident Advisors. Before joining Provident, Mr. Funtleyder worked as a medical device analyst at UBS Warburg. He also covered Biotechnology stocks at Bigelow and Company. Mr. Funtleyder’s industry experience includes directing clinical and business research at Innovative Health Solutions, a joint venture of Merck and Wyeth, and as a consultant to HMOs and hospitals for Coopers & Lybrand and Health Strategies Group. He started his healthcare career at Empire Blue Cross/Blue Shield.

Mr. Funtleyder is currently a consulting partner to Bluecloud Health (a private equity fund that invests in African healthcare companies) as well as an advisor to Zentinyel (a venture fund that invests in South American Healthcare companies). Presently, Mr. Funtleyder is on the board of Applied Therapeutics where he served as interim CFO from December 2018 to April 2019, Acalis Health, where he sits on the audit committee, and Picket Pharmaceuticals. Mr. Funtleyder wrote Healthcare Investing: Profiting from the New World of Pharma, Biotech, and Health Care Services, which bridges the gap between health reform, innovation and investing. He is widely quoted in the Wall Street Journal, the New York Times, and the Financial Times, and is a frequent guest on CNBC, Bloomberg, and NPR for his perspective on the healthcare sector and its constituent companies.

Mr. Funtleyder earned his Masters of Public Health from Columbia University Mailman School of Public Health (where he is currently a professor), and studied English and Economics at Tulane University.

“We are fortunate to have Mr. Funtleyder agree to join the Board of Directors, following the completion of the Business Combination with Tenzing,” stated Laxminarayan Bhat, Ph.D., Founder, President and CEO of Reviva. “Mr. Funtleyder brings a wealth of knowledge of the healthcare industry, and will enable our shareholders to benefit from his experience and competencies in both public and private markets.”

About Tenzing Acquisition Corp.

Tenzing is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Tenzing’s efforts to identify a prospective target business are not limited to a particular industry or geographic region.

About Reviva Pharmaceuticals, Inc.

Reviva Pharmaceuticals, Inc. is a clinical stage pharmaceutical company developing therapies that address unmet medical needs in the areas of central nervous system, cardiovascular, metabolic, and inflammatory diseases. Reviva’s primary focus is developing its lead product candidate, RP5063 (brilaroxazine), for the treatment of schizophrenia, bipolar disorder, and major depressive disorder. Reviva also intends to develop RP5063 for treating PAH and IPF. RP5063 is a serotonin, dopamine, and nicotinic receptor active compound, which has successfully completed a global Phase 2 clinical trial and has shown clinical efficacy and safety for schizophrenia and schizoaffective disorder.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Tenzing and Reviva and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Tenzing’s and Reviva’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Tenzing’s and Reviva’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Tenzing or Reviva and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the Business Combination (the “Merger Agreement”); (2) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of Tenzing or other conditions to closing in the Merger Agreement; (3) the inability to obtain or maintain the listing of Tenzing’s common stock on NASDAQ following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations of Reviva as a result of the announcement and consummation of the Business Combination; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; (6) the risks that Reviva’s products in development fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable authorities; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that Tenzing or Reviva may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the Securities and Exchange Commission (“SEC”) made by Tenzing. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Tenzing nor Reviva undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination described herein, Tenzing has filed a registration statement on Form S-4 with the SEC on August 12, 2020, which includes a preliminary proxy statement/prospectus of Tenzing. Tenzing will mail a definitive proxy statement/prospectus and other relevant documents to each shareholder entitled to vote at the special meeting relating to the Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE BUSINESS COMBINATION THAT TENZING WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TENZING, REVIVA AND THE BUSINESS COMBINATION. The preliminary registration/proxy statement, the definitive registration/proxy statement and other relevant materials in connection with the Business Combination (when they become available), and any other documents filed by Tenzing with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to Tenzing Acquisition Corp. at 250 W. 55th St., Suite 13D, New York, NY 10019.

Participants in Solicitation

Tenzing and Reviva and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Tenzing ordinary shares in respect of the proposed Business Combination. Information about Tenzing’s directors and executive officers and their ownership of Tenzing’s ordinary shares is set forth in Tenzing’s Annual Report on Form 10-K for the year ended February 29, 2020 filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation is included in Tenzing’s Registration Statement on Form S-4, which was filed with the SEC on August 12, 2020 and includes a preliminary proxy statement/prospectus of Tenzing for the proposed Business Combination. These documents can be obtained free of charge from the sources indicated above.

For investor and media inquiries, please contact:

Rahul Nayar

Tenzing Acquisition Corp.

rnayar@tenzingacq.com